UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

PHI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV		89108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On December 22, 2016, Henry Fahman, Chairman and Chief Executive Officer of the Company, converted $250,000 of indebtedness owed by the Company into 2,500,000 shares of restricted common stock of the Company at the conversion price of $0.10 per share.

The above-mentioned conversion and issuance of restricted common stock of the Company were effectuated pursuant to the resolutions of the Company’s Board of Directors effective March 12, 2012, extended on June 6, 2012 to July 31, 2012, and then re- approved November 2, 2012, allowing creditors of the Company to convert any or all of their outstanding indebtedness and accrued and unpaid interest thereof into shares of common stock of PHI Group, Inc. by relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act and/or by Rule 506 of Regulation D promulgated thereunder.

These above-mentioned issuances brought the total number of issued and outstanding shares of the Company’s common stock as of December 23, 2016 to 19,480,413, including 5,673,327 shares of common stock set aside for special dividend distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI GROUP, INC.
(Registrant)
Date: December 23 , 2016
	By:	/s/ Henry D. Fahman
(Signature) Henry D. Fahman Chairman and CEO